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                                  MEDSERV IPA, INC.
                    PARTICIPATION AGREEMENT FOR MEDICAL GROUPS

    This AGREEMENT (the "Agreement") is made and entered into this _____ day of _________________, 1997, by and between MEDSERV IPA, INC. ("IPA"), and __________________________________ having a principal place of business at
________________________________________________("Group").

    WHEREAS, IPA intends to enter into agreements with third party payors including insurers, self-insured employers, health maintenance organizations, and other managed care organizations (collectively, "Plan(s)") for the provision of primary care and specialty medical and surgical services to Members; and

    WHEREAS, IPA and Group desire to enter into an agreement whereby the Group agrees to arrange for the provision of Covered Services to Members of such Plans through physicians employed or associated with the Group who are listed on Exhibit ___("Group Physicians").

    NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties agree as follows:

    1.   DEFINED TERMS

    Terms used herein which are not otherwise defined in context and the initial letters of which are capitalized shall have the following definitions:

         a. "Admitting Physician" means a physician who, in the normal course and scope of his medical practice, admits patients for hospital care on either an inpatient or treats patients within a hospital on an outpatient basis.

         b. "Co-payment" means those charges for professional services which shall be collected directly by Group Physician from Member as payment in addition to payments by a Plan, in accordance with Member's Subscriber Agreement.

         c. "Covered Services" means those Medically Necessary health care services and supplies which a Member is entitled to receive under a Plan's benefit program and which are described and defined in the Member's Subscriber Agreement and in the Plan's provider manual.

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         d.   "Dependent" shall have the meaning assigned to it in the
Member's Subscriber Agreement.

         e. "Emergency Services" means those health care services provided to a Member in the event of the sudden onset of an illness or injury requiring immediate medical or surgical care to prevent serious impairment of health, or where taking the time to call his or her Primary Care Physician might place the Member's life in danger. Heart attacks, strokes, poisoning, loss of consciousness, and convulsions are examples of emergencies.

         f. "Medical Director" means a Participating Physician who is authorized by IPA to be responsible for administering IPA medical affairs. The Medical Director shall also serve as IPA's liaison to Plans.

         g. "Medically Necessary" means medical treatment required by a Member as determined in accordance with accepted medical and surgical practices and standards prevailing at the time of treatment and in conformity with the professional and technical standards adopted by the Quality Care Committee.

         h. "Member" means a person who is enrolled in a Plan, including enrolled Dependents, has selected an IPA Physician as his/her Primary Care Physician, and is entitled to receive Covered Services. At such time as a Member receives Covered Services from a Participating Physician, such Member shall be deemed a patient of IPA.

         i. "Participating Physician" means a physician duly licensed to practice medicine by the applicable state authority and who has entered into an agreement with IPA to provide Covered Services to Members.

         j. "Participating Provider" means a participating hospital, a physician, or any other health care practitioner or entity that has a direct or indirect contractual arrangement with IPA and/or a Plan to provide Covered Services to Members.

         k. "Plan" means a benefit program of a third party payor which is an insurer, self-insured employer, health maintenance organization or other managed care organization and which has entered into an agreement pursuant to which IPA is to provide Covered Services.

         l. "Plan Schedule" means a document attached to this Agreement relating to a particular Plan which is entitled "Plan Schedule" and which provides an executive summary of the services to be rendered, compensation to be paid, requirements to be met and additional terms and conditions of this Agreement applicable to the particular Plan. In any instance where this Agreement and a Plan Schedule are inconsistent in a particular circumstance, the Plan Schedule shall govern. This Agreement may have more than one Plan Schedule and additional Plan Schedules may be added from time to time in accordance with the terms of this Agreement.

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         m.   "Primary Care" means the field of general medicine, internal medicine, family practice or pediatrics.

         n. "Primary Care Physician" means a physician licensed to practice medicine who has executed the attached Primary Care Physician Participation Schedule to provide Primary Care Covered Services and who has agreed to provide Primary Care physician services to Members.

         o. "Quality Management" means the process, plans and procedures by which IPA or a Plan assures that the quality of care provided to Members meets accepted medical standards. It may involve the establishment of a Quality Care Committee to, among other things, monitor medical services provided to Members and take action in any instance in which the competence or professional conduct of a Participating Provider may be detrimental to patient safety or to the delivery of patient care.

         p. "Referral" means the process by which a Participating Physician directs a Member to seek and obtain Covered Services from a health professional, a hospital or any other provider of Covered Services.

         q. "Specialist Care" means Covered Services rendered by a Participating Physician who is not a Primary Care Physician.

         r. "Specialist Care Physician" means a physician licensed to practice medicine who has executed the attached Participating Specialist Care Attachment to provide Specialist Care Covered Services and who has agreed to provide Specialist Care physician services to Members.

         s. "Subscriber" means the person who signs the application for membership in the Plan and in whose name the subscription premium is paid. A Subscriber signs for himself or herself and any Dependents.

         t. "Subscriber Agreement" means the individual or family contract with a Plan or any of its affiliates, including all amendments thereto, under which a Subscriber and his or her Dependents are entitled to receive Covered Services.

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         u.   "Utilization Management" means the process, plans and
procedures by which IPA or Plan assures that Participating Providers are efficient and follow economically sound practices in providing Covered Services. It may involve the establishment of a Quality Care Committee to set economic standards and procedures and to monitor and make appropriate corrections which relate to the business, efficiency and economic aspects of providing Covered Services.

    2.   SERVICES TO BE PERFORMED BY GROUP PHYSICIANS.

         a. Services. The Group shall cause Group Physicians, within Group Physicians' licensure and expertise, to provide or arrange to provide Covered Services, as described in relevant Plan Schedule(s) incorporated herein by reference, to Members. The Group shall cause Group Physicians to provide Covered Services with the same standard of care, skill and diligence used by similar physicians in the community in which such services are rendered.

         b. Covering Physicians. The Group shall require that Group Physicians provide or arrange to provide coverage for all Members under Group Physicians' care twenty-four (24) hours per day, each day of the year. If a Group Physician is, for any reason, from time to time, unable to provide Covered Services when and as needed, the Group Physician may secure the services of a qualified physician (the "Covering Physician") who shall render such Covered Services otherwise required of the Group Physician. Covering Physician must be approved in writing by IPA to provide Covered Services to Members and the Group shall cause Group Physicians to notify IPA in advance of Covering Physician providing any services hereunder by giving Covering Physician's name, qualifications, address and telephone number and such other pertinent information as shall be required by IPA. The Group agrees that its Group Physicians shall be solely responsible for securing services of such Covering Physician. It will be the Group Physician's responsibility to ensure that the Covering Physician (i) will not seek reimbursement from the Plan for Covered Services under the terms of this Agreement unless the payment arrangement with the Plan permits the Covering Physician to be paid directly by the Plan for such services, (ii) will abide by IPA's and Plan's policies and procedures including Utilization Management and Quality Management, and (iii) agrees to be bound by all other provisions of this Agreement relating to the delivery of Covered Services. The Group agrees to accept responsibility for costs associated with any deviations of Covering Physician from above requirements.

         c. Ancillary Services. The Group shall cause Group Physicians to refer all ancillary services to Participating Providers, to the extent available, in accordance with IPA Utilization Management procedures.

         d. Hospital Admission Authorization. The Group shall cause Group Physicians to admit Members to a Participating Hospital in accordance with Utilization Management procedures described in the Plan Schedules and/or in accordance with the policies adopted by the IPA from time to time. The Group agrees that Group Physicians may not admit any Member to any hospital on a non-emergency basis without pre-certification for admission as prescribed in the Plan Schedules or in the IPA's policies.

         e.   Physician Referral.   The Group agrees to require that Group
Physicians who are Primary Care Physicians shall not refer Members except in accordance with Utilization Management procedures of the Plan and/or policies adopted by the IPA from time to time, and shall (i) refer a Member to another Participating Physician or Provider for non-emergency

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Covered Services, or (ii) self refer for other than primary care services, only upon compliance with the Referral Management Program as prescribed by
the Plan or IPA.    The Group agrees to require that Group Physicians who are
Specialist Physicians shall provide non emergency Covered Services (including diagnostic services) to a Member upon referral, by the Member's Primary Care Physician unless such referral authorization is not required and, if applicable, upon receipt of authorization from IPA, except in case of
emergency.    The Group agrees to require that Group Physicians who are
Specialist Physicians only to refer a Member to another Participating Physician or other Participating Provider for non-emergency Covered Services upon compliance with the Referral Management Program. Failure of a Group Physician to obtain such prior written authorizations when applicable shall constitute a material breach of this Agreement which shall entitle IPA, at its option, to terminate this Agreement under Paragraph 7(a) below.

         f. Data Requirements. The Group shall require Group Physicians to provide Plan with any reasonably requested billing, claims or medical record information which is necessary for the Plan to conduct utilization review and quality management activities. The IPA shall inform the Group of the type and format of the required data and the time-frames for submission
of such data.   The IPA represents that it has been appointed as the Plan's agent for purposes of conducting utilization management and related activities. The Group shall cause Group Physicians to comply with any such request for information from the IPA in a timely manner.

    3.   COMPENSATION.

         a. Compensation. The Group agrees that the Group shall be compensated for Covered Services provided to Members pursuant the terms set forth in Exhibit A.

         b. Charges to Members. The Group agrees to require that Group Physicians will look only to the Plan for compensation for Covered Services, except that Group Physicians may seek compensation from or make surcharges to a Member for i) services other than Covered Services, or ii) co-payments, coinsurance or deductibles identified in the applicable Plan Schedules.

         c. Group Physician Responsibility. The Group shall cause each Group Physician to be responsible to collect for the Group Physician's own account all co-payments and deductibles applicable to Covered Services he/she rendered to Members. Services rendered to Members which are not Covered Services shall be solely the responsibility of the Member.

         d. Plan Schedules. Plan Schedules in respect of Plans for which contractual arrangements with IPA exist as of the date of the Agreement are attached to and are a part of this Agreement. Plan Schedules respecting Plans with which contractual arrangements are made in the future shall become a part of this Agreement in accordance with the provisions of Paragraph 7.e. below. If any Plan Schedule which is a part of this Agreement is in conflict with any

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provision of this Agreement, such Plan Schedule shall govern the rights of the parties with respect to the matter in conflict.

         e. Claims. The Group shall cause Group Physicians to submit claims to the Plan for all Covered Services on the appropriate claim forms as soon as possible but in no event later than sixty (60) days from date of service; provided, however, that Plan may waive this requirement in its sole discretion. The Group shall cause Group Physicians to complete such claims information, including appropriate coding and completion of HCFA-1500 or similar claims forms, in connection with services rendered pursuant to this Agreement. All claim payments will be considered final unless adjustments are requested in writing by the Group or a Group Physician within the time specified by the applicable Plan. In the event the Group is compensated under Exhibit A on a capitated basis, the Group shall cause Group Physicians to submit claims information so that Plan and IPA may maintain a record of encounters and perform utilization management and quality assurance activities.

         f. COB Obligations of Group Physicians. The Group shall cause Group Physicians to cooperate with IPA and the applicable Plan for proper identification of claims subject to Coordination of Benefits ("COB") or subrogation, and to bill and collect from other payors such charges for which the other payor is responsible. When Plan is determined to be secondary to any other payor including Medicare, the IPA shall pay Group Physician no greater amount than the difference between the amount received by Group Physician from the primary payor and the amount owing under the applicable Plan Schedule.

         g. Member Non-Recourse. The Group shall cause Group Physicians to agree that in no event, including but not limited to, non-payment by Plan, Plan's insolvency or breach of this Agreement, will Group or Group Physicians bill, charge, collect a deposit from, seek compensation, remuneration or reimbursement from or have any recourse against a Member or persons (other than the Plan) acting on the Member's behalf for services provided under
this Agreement.    The Group shall cause Group Physicians to agree that in
the event of the Plan's insolvency or other cessation of operations, to continue to provide services to Members through the period for which premiums have been paid and until care has been appropriately transferred to another
physician.   The Group agrees and shall cause Group Physicians to agree that the provisions of this Section shall survive the termination of this Agreement regardless of the reason for termination, including the Plan's insolvency, and shall be construed to be for the benefit of Members.

    4.   REPRESENTATIONS

         a. Representations by IPA. IPA represents and warrants that it is a Connecticut corporation. IPA makes no representation concerning the number of Members it can or will refer to Group Physicians under this Agreement.

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         b.   Representations by Group.  The Group represents and warrants that Group Physicians:


           (i) are physicians duly licensed to practice medicine in the State of Connecticut without restriction or sanction;

          (ii) if a Group Physician is an Admitting Physician, Group Physician will remain a member in good standing of the medical staff of a Participating Hospital, with privileges that are appropriate to allow admission of patients by Group Physician;

         (iii) maintain, and agree to continue to maintain, in effect, at Group's or Group Physicians' sole cost and expense, throughout the entire term of this Agreement, a policy of professional malpractice liability insurance with a licensed insurance company permitted to do business in the State of Connecticut to cover any loss, liability or damage alleged to have been committed by Group Physicians, or by Group Physicians' professional agents, servants or employees. Where malpractice coverage is maintained on a claims-made basis, appropriate tail coverage insuring Group Physicians against any claims relating to the period that the Group Physician provides services hereunder. The limits of liability provided by such insurance policy shall be at least as great as established by the Board of the IPA from time to time and as required by the applicable Plan; and

          (iv) maintain and agree to continue to maintain, at the Group's or Group Physician's sole cost and expense, throughout the entire term of this Agreement, a policy or policies of insurance covering the Group Physicians' principal place of business insuring Group Physician against any claim of loss, liability or damage committed or arising out of the alleged condition of said premises, or the furniture, fixtures, appliances or equipment located therein, with limits at least as great as established by the Board of the IPA from time to time and as required by the applicable Plan.

     5.   OBLIGATIONS OF GROUP PHYSICIANS

         a. Hours. The Group shall cause Group Physicians to be available to provide Covered Services or to provide coverage for said services twenty-four (24) hours per day, seven (7) days per week, three hundred sixty-five (365) days per year.

         b. Proof of Insurance and Notice of Adverse Claims. The Group shall cause Group Physicians to provide IPA with a minimum of thirty (30) days prior written notice in the event any of the insurance policies set forth in Paragraph 4 are canceled, amended or not renewed. Upon request, the Group or Group Physicians shall furnish to IPA written evidence that the policies of insurance required under Paragraph 4 are in full force and effect. The Group shall cause Group Physicians to provide written notification to IPA in the event of any legal action arising out of services provided to Members covered by IPA contracts with Plans within ten (10) working days of any notice of such legal action.

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         c.   Medical Records.  The Group shall cause Group Physicians to maintain medical records and to provide information regarding services rendered to patients subject to this Agreement to IPA, to applicable Plans, and to applicable state and federal regulatory agencies, as may be reasonably required. Such obligations shall not be terminated upon termination of this Agreement. The Group shall cause Group Physicians to permit Plan's or IPA's authorized representatives at all reasonable times to have access upon reasonable request to books, records and other papers relating to Covered Services rendered by Group Physicians, and access to the cost thereof and to the amounts of any payments received from Members or from others on such Member's behalf. The Group shall cause Group Physicians to retain such books and records for a term of at least seven (7) years from and after the termination of this Agreement. The Group shall further cause Group Physicians to permit access to and inspection, to the extent required by law, by IPA, Plans, the Connecticut Secretary of State, the Connecticut Commissioner of Public Health, the United States Department of Health and Human Services, and the Comptroller General of the United States, at all reasonable times and upon demand, of all of those facilities, books and records maintained or utilized by Group Physicians in the performance of Covered Services pursuant to this Agreement.

         d.   Continuing Education.   The Group shall cause Group Physicians
to attend and participate in approved continuing education courses and shall attend, at the reasonable request of the IPA, specialized training sessions and managed care programs presented by Plan and/or IPA.

         e. Compliance with IPA Policies and Rules. The Group shall cause Group Physicians to be bound by the rules, regulations and policies of IPA, as developed and adopted from time to time by the IPA, and the Group recognizes that such provisions may be amended from time to time. The Group shall cause Group Physicians to cooperate with any administrative procedures which may be adopted by IPA regarding the performance of Covered Services pursuant to this Agreement.

         f. Physician Roster. The Group agrees and shall cause Group Physicians to agree that IPA and each Plan which contracts with IPA may use Group Physicians' name, address, telephone number and specialty in the IPA or Plan directory of Participating Providers.

         g. Cooperation with Plan Medical Directors. The Group agrees and shall cause Group Physicians to agree that Plans will place certain obligations upon IPA regarding the quality of care received by Members and that in certain instances will have the right to review the quality of care administered to Members. The Group shall cause Group Physicians to cooperate with Plan or IPA Medical Directors, as applicable, in the Medical Directors' review of the quality of care administered to Members, to participate in IPA's Quality Care Committee and Utilization Management subcommittees and to comply with the policies adopted by the IPA and such committees from time to time.

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         h.   Binding Agreement.  The Group shall cause Group Physicians to be bound by all of the terms and conditions, applicable to Group Physicians, of each and every agreement between IPA and any Plan with respect to which Group Physicians have agreed to participate under this Agreement; provided, however, that in any instance in which there is a conflict between any Plan agreement and either this Agreement or the applicable schedule to this Agreement, the Plan agreement shall prevail.

         i. Closure of Practice. The Group agrees that Group Physicians may close their practice to new patients upon thirty (30) days prior notice to IPA, provided that the practice shall be closed to all new patients except family members of existing patients or patients with which the physician had a prior professional relationship.

         j. Compliance with Law and Ethical Standards. The Group shall cause Group Physicians to, at all times, during the term of this Agreement comply with all applicable federal, state or municipal statutes or ordinances, all applicable rules and regulations of the Board of Registration in Medicine and the ethical standards of the American Medical Association.

         k. Nondiscrimination. The Group shall cause Group Physicians not to differentiate or discriminate in its provision of Covered Services to Members because of race, color, national origin, ancestry, religion, gender, marital status, sexual orientation or age.

    6.   TERM OF AGREEMENT.

    This Agreement will become effective __________________, 199__ and remain in effect through ______________________, 199__, unless sooner terminated pursuant to the terms of this Agreement. This Agreement will automatically renew for successive periods of twelve (12) months each on the same terms and conditions contained herein, unless sooner terminated pursuant to the terms of this Agreement.

    7.   TERMINATION OF THE AGREEMENT.

         a. Termination With Cause. This Agreement may be terminated with cause by either party upon sixty (60) days prior written notice to the other party if the other party violates or fails to comply with any of the material requirements of this Agreement, or if any of the representations made in Paragraph 4 by the other party are not or cease to be true; provided, however, that the breaching party shall be given an opportunity to cure such breach during the sixty (60) day notice period. If the breach is cured during such notice period, then this Agreement shall remain in effect. In lieu of termination of this Agreement, the IPA may terminate the participation of a Group Physician if the breach is attributable to the action of a Group Physician.

         b. Immediate Termination. Notwithstanding any other provision of this

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Agreement to the contrary, the IPA shall have the right to terminate any
Group Physician's participation under this Agreement immediately in the event that the Group Physician:


           (i) has his or her license to practice medicine revoked or subject to sanction;

          (ii) is subject to the loss, suspension or reduction of (i) medical staff privileges at any hospital, or (ii) federal or state controlled substance registrations;

         (iii) undertakes any activity which results in jeopardy to the life, health or safety of patients; or

          (iv) fails to comply with a Plan's or IPA's policies and procedures, as adopted from time to time.

          c. Termination Without Cause. This Agreement may be terminated by either party at any time without cause upon at least ninety (90) days prior written notice to the other party.

         d. Suspension. Pending the final adjudication of any action to revoke, sanction or reduce a license to practice medicine or privileges at a hospital, or upon failure of a Group Physician to satisfy the participation criteria of any Plan, the President of IPA may suspend a Group Physician's provision of Covered Services pursuant to this Agreement or to the Members of a Plan, as the case may be. Any Group Physician subject to such action may seek reinstatement by filing a petition with IPA's Board of Directors pursuant to procedures approved by the Board; provided, however, that no Group Physician shall be eligible for reinstatement unless the proceeding leading to suspension has been finally adjudicated in favor of the Group Physician or the Board of Directors finds by clear and convincing evidence that such proceeding, if conducted, would be finally adjudicated in favor of the Group Physician.

         e. Failure to Accept Plan Participation. For each Plan with which the IPA contracts, the IPA shall provide to the Group a description of the Plan contract. The Group understands and agrees that the IPA shall review, evaluate and, in some instances, negotiate contracting options with the
various Plans.   The IPA may act as a messenger to facilitate discussions
concerning non-risk contracts with Plans ("Non-Risk Contracts") and may negotiate contracts with Plans which require the IPA and the Group and/or Group Physicians bear economic risk as part of the contract's terms ("Risk Contracts").

    The Group agrees and shall cause each Group Physician to agree to participate in, and to accept the terms and compensation negotiated by IPA with respect to each Plan except where the Group is required to give IPA notice of election for participation, or may elect that to participate under applicable law. Failure to participate in any Risk Contract with a Plan under this

Agreement shall be grounds for IPA, at its sole option, to terminate this Agreement upon fifteen (15) days notice to the Group.

    Within fifteen (15) days of receipt of a notice of a new contract, the Group may notify the IPA of its intent to participate in the Contract (the "Opt-in Notice"). If the IPA does not receive an Opt-in Notice from Group then the time period prescribed above, the Group shall be designated as not participating in Contracts where the Group must provide a notice of election to participate and shall be designated participating where the Group must elect not to participate.

         f. Responsibility for Members Upon Suspension or at Termination. The Group shall cause its Group Physicians to continue to provide Covered Services to a Member who is receiving Covered Services from Group Physicians on the effective date of suspension of participation under, or termination of, this Agreement until the then existing spell of illness is completed, unless IPA or Plan makes reasonable and medically appropriate provision for the assumption of such Covered Services by another Participating Provider. The Group shall cause Group Physicians to cooperate with the IPA and the Plan in the proper transition of care to another Participating Physician. For the period after termination, specified in the applicable Plan Schedule, IPA or Plan, as applicable, shall pay Group Physicians for those Covered Services provided to a Member in accordance with the compensation methodology described in the Plan Schedule or, if applicable, developed by the IPA.

         g. Liability Upon Termination. The contractual obligations (including but not limited to payment of deficits or a loss of withholds) of the Group and/or Group Physicians under this Agreement and a Plan Schedule which arise or accrue prior to the effective date of termination will survive termination of this Agreement.

    8.   UTILIZATION/QUALITY MANAGEMENT

         a. IPA shall establish a Quality Care Committee which shall be responsible for the continuing review of the care provided to Members by Participating Providers. The Quality Care Committee shall also establish a Utilization Management program to review the cost effectiveness of Covered Services furnished by Group Physicians to Members on an inpatient and outpatient basis. Such program will include pre-admission, concurrent and retrospective review. The Group shall cause Group Physicians to comply with the Utilization Management program and with any additional Utilization Management requirements imposed by IPA or a Plan.

         b. The Group shall cause Group Physicians to be bound by and comply with policies and procedures established by the Quality Care Committee. The Group agrees and shall cause its Group Physicians to agree that the Quality Care Committee may deny Group Physicians payment hereunder for those Covered Services provided to a Member which are determined not to be Medically Necessary or in respect of which Group Physicians failed to receive a required prior consent/authorization or follow policies or procedures which are developed and adopted by a Plan and/or IPA. IPA may also impose financial penalties and/or terminate this Agreement immediately if Group Physicians fail to comply with the IPA's Utilization Management policies or recommendations.

         c. Failure to comply with the requirements of this paragraph 8 may be deemed by IPA to be a material breach of this Agreement and may, at IPA's option, be grounds for immediate termination of this Agreement.

    9.   RIGHT OF FIRST OPPORTUNITY.

    The Group, on behalf of each of the Group Physicians, hereby grants IPA the first opportunity to negotiate Risk Contracts and enter into Risk Contracts with a Plan on behalf of the Group and its Group Physicians in accordance with the following terms:

         a. If the Group or a Group Physician is contacted by a Plan for the purpose of participating in the Plan, or if the Group or a Group Physician desires to participate in a Plan or to renew a contract where the IPA also has a contract with such Plan in effect, in any case after the effective date of this Agreement, the Group agrees and shall cause its Group Physicians to agree to promptly notify IPA in writing of such offer. IPA will have sixty (60) days from the date of notice to execute a letter of intent to enter into a definitive agreement with the Plan and an additional one hundred twenty (120) days after execution of the letter of intent to negotiate and execute a definitive agreement between IPA and the Plan. The Group agrees and shall cause its Group Physicians to agree to suspend all negotiations with such Plan during the period in which IPA is conducting negotiations with the Plan. IPA agrees to promptly notify the Group if IPA decides not to contract with the Plan or is otherwise unable to reach an acceptable agreement with such Plan, and in either such case the Group and Group Physicians may after such notice negotiate and execute a separate agreement with the Plan. IPA will use its best efforts to exercise its right of first refusal in an expeditious manner.

         b. If IPA is contacted by a Plan for the purpose of entering into an agreement with the Plan, or if IPA contacts a Plan for the purpose of entering into a contract with the Plan, IPA will promptly notify the Group in writing of such contact. The Group agrees and shall cause Group Physicians to agree to suspend or forego separate negotiation of a contract with the Plan during a one hundred twenty (120) day period from the date of such notice, during which time IPA may negotiate a definitive agreement between IPA and the Plan. IPA agrees to promptly notify the Group if it decides not to contract with the Plan or is otherwise unable to reach an acceptable agreement with such Plan, and in either such case, the Group and Group Physicians may after such notice negotiate and execute a separate agreement with the Plan.

         c. If the Group or one of the Group Physicians has in effect a contract with a Plan as of the date that IPA first executes a contract with a Plan, then the Group agrees and shall cause its Group Physicians to agree not to renew such contract as of its expiration date and instead to participate in such Plan through IPA as of such expiration date.

    10.  GENERAL PROVISIONS.

         a. Notices. Any notices required or permitted to be given hereunder by either party to the other may be given by personal delivery in writing or by registered or certified mail, postage prepaid, with return receipt requested. Notices shall be addressed to Group at the address appearing in the introductory paragraph on the first page of this Agreement, and to IPA as follows:

         Executive Director
         MedServ IPA, Inc.
         1520 Highland Avenue
         Cheshire, Connecticut 06410

Each party may change such party's address by written notice given in accordance with this paragraph. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of three days after mailing.

         b. Entire Agreement of the Parties. This Agreement supersedes any and all agreements, either written or oral, between the parties hereto with respect to the subject matter contained herein and contains all of the covenants and agreements between the parties with respect to the rendering of Covered Services to Members. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by either party, or anyone acting on behalf of either party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding.

         c. Severability. If any provision of this Agreement is held by a court of competent jurisdiction or applicable state or federal law and their implementing regulations to be invalid, void or unenforceable, the remaining provisions will nevertheless continue in full force and effect.

         d. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

         e. Assignment. This Agreement shall be binding upon, and shall inure to the benefit of, the parties to it, and their respective heirs, legal representatives, successors and assigns. Notwithstanding the foregoing, neither the Group nor the IPA may assign any of their respective rights or delegate any of their respective duties hereunder without receiving the prior written consent of the other party which consent shall not be unreasonably withheld.

         f. Independent Contractor. At all times relevant and pursuant to the terms and conditions of this Agreement, the Group and its Group Physicians are and shall be construed to be an independent contractor and shall not be deemed to be or construed to be an agent, servant or employee of IPA.

         g. Confidentiality. The terms of this Agreement and in particular the provisions regarding compensation, are confidential and shall not be disclosed except as necessary to enforce the performance of this Agreement or as required by law.

         h. Waiver. The waiver of any provision, or of the breach of any provision, of this Agreement must be set forth specifically in writing and signed by the waiving party. Any such waiver shall not operate or be deemed to be a waiver of any prior or future breach of such provision or of any other provision.

         i. Amendment. This Agreement may be automatically amended by IPA to comply with any amendments to Plan Schedules or any subsequent agreements entered into between IPA and a Plan or to comply with any applicable state or federal law or regulation or other governmental requirement. Any other amendments must be mutually agreed to in writing by IPA and the Group.

    Executed on the date and year first above written.


GROUP


By:__________________________________


Date:__________________________________


MEDSERV IPA, INC.


By:__________________________________